Exhibit 99(j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated May 29, 2015 with respect to the financial statements of AB Emerging Markets Multi-Asset Portfolio, formerly known as AllianceBernstein
Emerging Markets Multi-Asset Portfolio (one of the portfolios constituting the AB Cap Fund, Inc., formerly known as AllianceBernstein Cap Fund, Inc. (the "Fund")) for the fiscal year ended March 31, 2015 which is incorporated by reference in this Post-Effective Amendment No. 190 to the Registration Statement (Form N-1A No. 2-29901) of AB Cap Fund, Inc.

                                                           /s/ Ernst & Young LLP

New York, New York
July 28, 2015